Exhibit 3.5(a)

THE STATE OF TEXAS

KNOW ALL MEN BY THESE PRESENTS

COUNTY OF TARRANT

THAT, We, D. H. CRAM, ANNE M. CRAM and D. H. CRAM, JR., all natural persons over the age of twenty-one (21) years and citizens of the State of Texas, do hereby voluntarily associate ourselves under and by virtue of the laws of the State of Texas, for the purpose of forming a private corporation upon the following conditions:

I.

The name of the corporation shall be “CRAM MORTGAGE SERVICE, INC.”

II.

The term for which the corporation is to exist shall be perpetual.

III.

The purposes for which the corporation is formed are:

(a) To accumulate and loan money;

(b) To purchase, sell and deal in notes, bonds and securities;

(c) To subscribe for, purchase, invest in, hold, own, pledge and otherwise deal in and dispose of shares of capital stock, bonds, mortgages, debentures, and notes and other securities or obligations, contracts and evidences of indebtedness of foreign or domestic corporations not competing with each other in the same line of business;

(d) To borrow money or issue debentures for carrying out any or all purposes above enumerated;

(e) To have and enjoy any and all of the powers of a corporation conferred in the Texas Business Corporation Act, and not prohibited by the By-Laws of this corporation.

The corporation shall not have any banking or insurance privileges.

IV.

The amount of the capital stock is TWENTY-FIVE THOUSAND AND NO/100 ($25,000.00) DOLLARS divided into 2500 shares each of the par value of TEN AND NO/100 ($10.00) DOLLARS.

V.

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of TWENTY-FIVE THOUSAND AND NO/100 ($25,000.00) DOLLARS, consisting of money, labor done or property actually received.

VI.

The post office address of its registered office shall be 1325 Smilax Avenue, Fort Worth, Texas, and the name of its registered agent at such address shall be D. H. Cram.

VII.

The number of directors shall be three, or more, and the names and addresses of those who are appointees for the first year, to serve until the first annual meeting of stockholders or until their successors shall be elected and qualified, are as follows:

Names:	Addresses:
D. H. Cram	1325 Smilax Ave., Pt. Worth, Texas
Anne M. Cram	1325 Smilax Ave., Ft. Worth, Texas
D. H. Cram, Jr.	1325 Smilax Ave., Ft. Worth, Texas

VIII.

The names and addresses of the incorporators are as follows:

Names:	Addresses:
D. H. Cram	1325 Smilax Ave., Ft. Worth, Texas
Anne M. Cram	1325 Smilax Ave., Ft. Worth, Texas
D. H. Cram, Jr.	1325 Smilax Ave., Ft. Worth, Texas

IN TESTIMONY WHEREOF said incorporators have hereunto set their hands at Fort Worth, Texas, in duplicate originals, this 10th day of August A. D. 1960.

D.H. Cram

Anne M. Cram

D.H. Cram, Jr.

2

THE STATE OF TEXAS

COUNTY OF TARRANT

I, Lois Dunagin, a Notary Public, do hereby certify that on this 10th day of August, A. D. 1960, personally appeared D. H. CRAM, ANNE M. CRAM and D. H. CRAM, JR., who each being by me first duly sworn severally declared that they are the presons who signed the foregoing document as incorporators, and that the statements therein contained are true.

Notary Public, Tarrant County, Texas

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION OF

CRAM MORTGAGE SERVICE, INC.

Pursuant to the provisions of Article 4 04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation

ARTICLE ONE

1 The name of the Corporation is Cram Mortgage Service, Inc

2 Article One of the Corporation’s Articles of Incorporation shall be deleted in its entirety, and a new Article One shall be inserted in its place, which shall read as follows

The name of the Corporation is Meritech Mortgage Services, Inc

3 Such amendment shall be effective as of October 17, 1994

ARTICLE TWO

The holder of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment

Cram Mortgage Service, Inc

Dated October 10, 1994	By
Lynn K. Geurin
	Its	President

And
Milby A. McCarthy
	Its	Secretary

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION OF

MERITECH MORTGAGE SERVICES, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE

1. The name of the Corporation is Meritech Mortgage Services, Inc.

2. Article One of the Corporation’s Articles of Incorporation shall be deleted in its entirety, and a new Article One shall be inserted in its place, which shall read as follows:

The name of the Corporation is Saxon Mortgage Services, Inc.

ARTICLE TWO

The holder of 2,500 shares, which are all of the shares outstanding and entitled to vote on said amendment, have signed a unanimous consent in writing adopting said amendment on April 8, 2002 and none of the said 2,500 outstanding shares voted against said amendment.

IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles of Amendment on behalf of the Corporation, effective April 8, 2002.

MERITECH MORTGAGE SERVICES, INC.
By:
Dennis G. Stowe
Its:	President

Dated: April 9 2002.